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April 23, 2024

Zentek Ltd.

24 Corporate Ct

Guelph, Ontario N1G 5G5

Dear Sirs/Mesdames:

Re:     Zentek Ltd. (the "Corporatio")

We have acted as Canadian legal counsel to the Corporation, a company formed under the laws of the Province of Ontario, in connection with the Corporation's Registration Statement on Form F-3 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act and the proposed issuance and sale from time to time by the Corporation of up to an aggregate offering amount of US$50,000,000 of the following securities: (i) common shares ("Common Shares"); (ii) warrants ("Warrants") to purchase other Securities (as defined hereinafter); and (iii) units ("Units" and together with the Common Shares and Warrants, the "Security" or the "Securities") comprised of one or more of the other Securities.

This opinion letter is being furnished to the Corporation in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Securities may be issued and sold by the Corporation from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Base Prospectus") and any supplements to the Base Prospectus (each, together with the Base Prospectus, a "Prospectus"). This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Corporation will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the relevant purchaser, underwriting or similar agreement, the relevant indenture or agreement creating the Securities, as applicable, the resolutions of the board of directors of the Corporation
(the "Board"), the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Corporation's future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

In connection with this opinion, we have reviewed and relied upon the following:

(a) the Registration Statement;

(b) the Corporation's Articles of Incorporation (as amended), by-laws, records of the Corporation's corporate proceedings in connection with the filing of the Registration Statement; and

(c) such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Report on Form 6-K. The Warrants will be issued under one or more warrant agreements or warrant indentures (each, a "Warrant Agreement"). The Units will be issued under one or more unit purchase agreements (each a "Unit Purchase Agreement").

With respect to the foregoing documents, we have assumed:

(a) the authenticity of all records, documents, and instruments submitted to us as originals;

(b) the genuineness of all signatures on all agreements, instruments and other documents submitted to us;

(c) the legal capacity and authority of all persons or entities (other than the Corporation) executing all agreements, instruments or other documents submitted to us;

(d) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies;

(e) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Corporation and other persons on which we have relied for purposes of this opinion are true and correct; and

(f) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Corporation).

We have also obtained from officers of the Corporation a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.

Our opinion is limited to law of the Province of Ontario, including all applicable provisions of the Business Corporations Act (Ontario) (the "Business Corporations Act"), and the federal laws of Canada applicable in the Province of Ontario. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to Common Shares, when all necessary corporate action of the Corporation has been taken to approve an issuance of Common Shares, and certificates representing the Common Shares have been duly executed, countersigned, registered and delivered (or noncertificated Common Shares shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration therefor set forth in the applicable agreement and approved by the Board, Common Shares, including the Common Shares that form a part of any Units, will be validly issued, fully paid and non-assessable.

2. With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Corporation has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly authorized, executed and delivered by the Corporation, and certificates representing such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3. With respect to the Units, when all necessary corporate action of the Corporation has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Securities comprising the Units, the terms of the offering and related matters, the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the parties thereto, and the certificates representing Units and/or the Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board, the Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The Corporation has informed us that it intends to issue Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Securities pursuant to the Registration Statement (i) the Corporation will advise us in writing of the terms thereof, and (ii) the Corporation will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and the Corporation will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the section of the Registration Statement and the Prospectus included therein entitled "Legal Matters" and on the cover pages. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

Yours very truly,

"/s/ Irwin Lowy LLP"

Irwin Lowy LLP